Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-252525) of Dream Finders Homes, Inc., of our report dated March 30, 2021 relating to the financial statements of Dream Finders Holdings LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Jacksonville, Florida
March 30, 2021